Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release
PEBBLEBROOK HOTEL TRUST ACQUIRES THE HOTEL MILANO IN SAN FRANCISCO, CA
BETHESDA, MD, APRIL 9, 2012 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has acquired the Hotel Milano for $30.0 million. The 108-room, full-service hotel is located in the South of Market (“SoMa”) and Convention Center submarket of downtown San Francisco, California. The property will be managed by Viceroy Hotel Group (“Viceroy”).

“We are extremely excited to acquire the Hotel Milano in the highly desirable and resurgent San Francisco market,” said Jon Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust. “The hotel is ideally located in the South of Market/Convention Center downtown submarket, adjacent to the Westfield San Francisco Shopping Centre and just blocks away from the Moscone Convention Center, Union Square, the Financial District and the world famous Powell & Market cable car turntable. San Francisco was one of the strongest hotel markets in the country during 2011, and we expect the robust economic and lodging recovery to continue in San Francisco in 2012 and beyond.”

The 108-room Hotel Milano is conveniently located in downtown San Francisco’s South of Market and Convention Center submarket, home of the Moscone Convention Center, Yerba Buena Gardens, several of the city’s most prominent arts organizations, including the San Francisco Museum of Modern Art, the Center for the Arts at Yerba Gardens and the California Historical Society, one of the largest collections of art galleries in the United States. The hotel is adjacent to the 1.5 million square foot Westfield San Francisco Shopping Centre, an iconic shopping destination that is home to Bloomingdale’s west coast flagship store, the second largest Nordstrom in the United States, 170 world-class boutique shops and exceptional dining venues. In addition to the strong base of permanent demand generators, San Francisco will host the 34th America’s Cup, a world renowned sailing event that is projected to draw over 2.5 million spectators to the Bay Area in 2012 and 2013.

The San Francisco hotel market has been subject to strong recoveries following previous economic downturns, experiencing a double digit compounded annual room revenue per available room (“RevPAR”) growth rate during the last recovery cycle, as well as 19.7% RevPAR growth in 2011, the highest of any of the United States’ Top 25 markets. In addition, the market has extremely high barriers to entry, as exhibited by a compounded annual growth in supply of 0.5% over the past 20 years.

The Company plans to invest between $8.0 and $10.0 million over the next 12 months in a complete renovation and repositioning of the hotel, including all guestrooms, public areas and the restaurant. The hotel’s comprehensive guest room and public area improvements are expected to commence in the second half of 2012 and the Company plans to rename the property upon completion of the renovation.

“The comprehensive renovation and repositioning plan for the 108-guest rooms, all facets of the public areas and the restaurant will touch each and every aspect of the guest experience at the hotel,” noted Mr. Bortz. “We are confident repositioning the hotel as an upper upscale, four-diamond quality hotel will successfully satisfy the needs of this fast growing neighborhood.”

The Company has selected Viceroy Hotel Group as manager for the Hotel Milano. Viceroy also manages two of the Company’s other hotels: the 310-room Sheraton Delfina Santa Monica and the 148-room Viceroy Miami.

“We are excited to continue growing our relationship with Pebblebrook Hotel Trust at the Hotel Milano,” said Viceroy Hotel Group’s Nicholas Clayton. “The hotel exhibits strong growth potential and we are eager to bring our proven industry experience to the San Francisco market for the first time.”

“We’re thrilled to expand our extremely successful relationship with Viceroy Hotel Group,” continued Mr. Bortz. “Their expertise in operating high-quality boutique properties, such as the soon to be repositioned Hotel Milano, gives us immense confidence in the future for the property.”

The Company expects to incur approximately $0.7 million of costs related to the acquisition of the hotel that will be expensed as incurred.

The acquisition of the Milano brings the total number of properties in the Company’s portfolio to 21, comprising $1.7 billion of invested capital since the Company completed its initial public offering in December 2009.

About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full service hotels located in urban markets in major gateway cities. The Company owns 21 hotels, comprised of 15 wholly owned hotels, with a total of 3,920 guest rooms and a 49 percent joint venture interest in six hotels with 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in nine states and the District of Columbia, including 14 markets: Bethesda, Maryland; San Francisco, California; Buckhead, Georgia; Washington, DC; Minneapolis, Minnesota; Columbia River Gorge, Washington; Santa Monica, California; Philadelphia, Pennsylvania; San Diego, California; Seattle, Washington; West Hollywood, California; Miami, Florida; Boston, Massachusetts; and New York, New York. For more information, please visit www.pebblebrookhotels.com.
About Viceroy Hotel Group

Viceroy Hotel Group delivers one-of-a-kind lifestyle experiences that bring together provocative design and intuitive service in sought-after locations. Signature brand amenities and services created for the diverse business and leisure guests include dynamic dining venues featuring world-class culinary talents and destination spas specializing in health, fitness and beauty. Current properties include hotels and resorts in Abu Dhabi, Anguilla, Beverly Hills, Miami, New York, Palm Springs, Riviera Maya, Santa Monica, Snowmass, St. Lucia and Zihuatanejo with forthcoming openings in the Maldives and Bodrum, Turkey. For more information, please visit www.viceroyhotelgroup.com.

This press release contains certain “forward-looking statements” relating to, among other things, potential property acquisitions, hotel EBITDA, hotel net operating income after capital reserves, acquisitions costs and projected demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of hotel-level EBITDA and net operating income after capital reserves; projections of acquisition costs; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of future economic performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov .
All information in this release is as of April 9, 2012. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.
Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com
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